UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

ABM INDUSTRIES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza 7th Floor
New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 297-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2024, the Board of Directors (the “Board”) of ABM Industries Incorporated (“ABM” or the “Company”) approved the ABM Industries Incorporated Amended and Restated Bylaws, effective as of such date (the “Amended and Restated Bylaws”). Among other changes, the Amended and Restated Bylaws:

•
revise and clarify the scope of certain procedures and disclosure requirements set forth in the advance notice bylaw provisions for director nominations made and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act);
•
establish that the size of the Board may be fixed by resolution of the Board without regard to the previously specified range of eight to twelve directors;
•
establish that special meetings of the Board may be called by the Chairman of the Board, the President or a majority of the full Board (rather than by the Chairman of the Board, the President or any two directors); and
•
make certain administrative, modernizing, clarifying and conforming changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. The Amended and Restated Bylaws and a copy of the Amended and Restated Bylaws marked to show changes from the previous bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on March 27, 2024 (the “Annual Meeting”), ABM’s stockholders voted on the matters outlined in ABM’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on February 15, 2024 (the “Proxy Statement”).

(1)

The following persons were elected to serve as directors of ABM by a vote of ABM’s stockholders, each to serve for a term ending at the ABM annual meeting of stockholders in the year 2025 and until his or her successor is duly elected and qualified: Quincy L. Allen, LeighAnne G. Baker, Donald F. Colleran, James D. DeVries, Art A. Garcia, Thomas M. Gartland, Jill M. Golder, Sudhakar Kesavan, Scott Salmirs and Winifred M. Webb.

Nominee	For	Against	Abstain	Broker Non-Votes
Quincy L. Allen	52,931,270	385,901	42,366	4,440,311
LeighAnne G. Baker	52,962,476	364,533	32,528	4,440,311
Donald F. Colleran	53,130,574	196,508	32,455	4,440,311
James D. DeVries	52,948,192	378,712	32,633	4,440,311
Art A. Garcia	47,970,342	5,346,640	42,555	4,440,311
Thomas M. Gartland	51,007,174	2,319,163	33,200	4,440,311
Jill M. Golder	52,961,230	367,200	31,107	4,440,311
Sudhakar Kesavan	52,267,731	1,060,642	31,164	4,440,311
Scott Salmirs	53,122,107	204,576	32,854	4,440,311
Winifred M. Webb	52,447,615	878,724	33,198	4,440,311

(2)	The stockholders approved, on an advisory basis, ABM’s executive compensation.

For	Against	Abstain	Broker Non-Votes
52,726,662	425,787	207,088	4,440,311

(3)	The stockholders ratified the appointment of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2024.

For	Against	Abstain
56,578,436	1,020,184	201,228

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	ABM Industries Incorporated Amended and Restated Bylaws effective March 27, 2024

Exhibit 3.2	ABM Industries Incorporated Amended and Restated Bylaws (marked to show amendments effective as of March 27, 2024)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 27, 2024	By:	/s/ Andrea R. Newborn
Andrea R. Newborn Executive Vice President, General Counsel and Secretary